STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

                                            Joinder And Release Agreement
                                    With Respect To Investor Service Agreement

         AGREEMENT, made as of December 18, 2000, among STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY, a limited liability company organized under the laws of The State of Delaware (the "LLC"), STEINROE SERVICES, INC., a Massachusetts corporation ("SSI"), and LIBERTY FUNDS SERVICES, INC., a Massachusetts corporation ("LFSI").

         1. Reference is made to the Investor Service Agreement dated November 20, 1998 between LLC and SSI (as amended and in effect on the date hereof, the "Investor Service Agreement"). A complete and correct composite copy of the Investor Service Agreement is attached hereto as Annex A.

         2. Each of the parties hereby agrees that, from and after the date hereof, (i) LFSI shall become a party to the Investor Service Agreement in place and stead of SSI, and (ii) SSI shall be released from its obligations under the Investor Service Agreement for all periods following the effectiveness of this Agreement.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Agreement as of the date first written above.

                           STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

                                    By
                                      Name:  Mary D. McKenzie
                                      Title:  Vice President

                                    STEINROE SERVICES, INC.

                                    By
                                      Name:  Mary D. McKenzie
                                      Title:  President

                                    LIBERTY FUNDS SERVICES, INC.

                                    By

                                      Name:  Mary D. McKenzie
                                      Title:  President


                                                ANNEX A



                                    COMPOSITE COPY OF INVESTOR SERVICE AGREEMENT